As filed,  via EDGAR,  with the  Securities  and Exchange  Commission on
                                 May 24, 1999.

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

      Filed by the registrant  [_]

      Filed by a party other than the registrant [X]

      Check the appropriate box:

     [_]  Preliminary proxy statement

     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

     [_]  Definitive proxy statement

     [_]  Definitive additional materials

     [X]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

  THE MONTEREY STOCKHOLDERS GROUP LLC, MARK T. SMITH, THE ROCKSIDE FOUNDATION,
             LOGG INVESTMENT RESEARCH, INC., THOMAS O'BRIEN and THE
                          R. TEMPLETON SMITH FOUNDATION
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):


     [X]  No fee required.

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, schedule or registration statement no.:

          (3)  Filing party:

          (4)  Date filed:

FOR IMMEDIATE RELEASE                               CONTACT:
                                                                    Mark Harnett
                                                              MacKenzie Partners
                                                                  (212) 929-5500

                       THE MONTEREY STOCKHOLDERS GROUP LLC
                         TO COMMENCE PROXY SOLICITATION
                                FOR DIRECTORS OF
                       PALOMAR MEDICAL TECHNOLOGIES, INC.

     NEW YORK, NEW YORK, May 24, 1999 -- The Monterey Stockholders Group LLC announced today that it intends to commence a solicitation of proxies to elect directors of Palomar Medical Technologies, Inc. (NASDAQ/SmallCap: PMTID) at the Company's upcoming annual meeting, in opposition to the directors nominated by the Company's current Board. The annual meeting is currently scheduled to be held on June 23, 1999. Monterey is owned by Mr. Mark Smith and other investors who control an aggregate of approximately 12.7% (excluding warrants) of the Company's outstanding Common Stock.

     Monterey is seeking to enhance stockholder value from current levels, which it believes are reflective of negative investor perceptions in the marketplace. In Monterey's view, the Board has not been sufficiently focused on stockholder interests. Monterey presently anticipates that if its nominees are elected, the new Board will retain existing management while conducting a thorough strategic review of the Company's operations and business opportunities, with a view towards more effectively using the Company's capital and other resources. Monterey believes that the individuals it intends to nominate as directors -- Mark Smith, George Murphy, Jay Delahanty and Michael Marks -- have the experience necessary to plan and implement an effective business strategy for the Company and will enhance stockholder value.

     Monterey intends to file preliminary proxy materials pursuant to the Securities Exchange Act of 1934 as soon as practicable.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

     The following is a list of the names and stockholdings, if any, of persons who may be deemed to be "participants" in Monterey's solicitation with respect to the Company's annual meeting. These stockholdings reflect a one for seven reverse share split recently effected by the Company, as reflected in its Report on Form 10-Q for the period ended March 31, 1999: Mark Smith (359,022 shares of Common Stock and 171,429 warrants to purchase shares of Common Stock at an exercise price of $21 per share); The Rockside Foundation (515,515 shares of Common Stock and 257,143 warrants to purchase shares of Common Stock at an exercise price of $21 per share); The R. Templeton Smith Foundation (430,829 shares of Common Stock); Logg Investment Research, Inc. (858 shares of Common Stock); Thomas O' Brien (2,586 shares of Common Stock); and Messrs. Murphy, Delahanty and Marks, none of whom own any of the Company's securities.